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                                                                 EXHIBIT 10.21.5
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                                 PAETEC CORP.

                      NONQUALIFIED STOCK OPTION AGREEMENT


     This sets forth the terms of the NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") entered into as of the ___ day of _____, ____ ("Effective Date"), by and between PAETEC CORP. ("Company") and __________________, an employee of the Company or one of its subsidiaries ("Optionee").

                                 TERMS
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          1.  Definition of Terms.  For purposes of this Agreement, all defined
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terms, as indicated by the capitalization of the first letter of such term, shall have the meanings specified in the PaeTec Corp. 1998 Incentive Compensation Plan ("Plan") to the extent not specified in this Agreement.

          2.  Grant of Option.  Pursuant to the Plan and subject to the terms
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and conditions of the Plan and this Agreement, the Company hereby grants to the
Optionee the option to purchase from the Company all or any part of an aggregate of ______ shares of Class A Common Stock, at a purchase price of $_____ per share. The Option Rights granted pursuant to this Agreement are not intended to qualify as Incentive Stock Options.

          3.  Expiration Date and the Vesting Start Date.  The Option Rights
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granted pursuant to this Agreement shall expire on ______, ____ [insert date that is ten years after Vesting Start Date], unless sooner terminated or canceled under the provisions of Paragraph 6. The Vesting Start Date shall be _______ __, _____ [insert date of initial grant of option being exchanged].

          4.  Exercise of Option.
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          (a) The Optionee, provided the Optionee has remained in the continuous employ of the Company or one of its subsidiaries from the Vesting Start Date, may exercise the Option Rights granted under this Agreement during the periods described below, for the acquisition of the number of shares of Common Stock stated.

          (i) All or any part of 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the first anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date;
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          (ii) All or any part of an additional 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the second anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date;

          (iii) All or any part of an additional 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the third anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date; and

          (iv) All or any part of the remaining 25 percent of the Option Rights granted under this Agreement may be purchased at any time during the period that begins on the fourth anniversary of the Vesting Start Date and ends on the tenth anniversary of the Vesting Start Date.

          (b) If an anniversary described in (a) above occurs on a date that is not a normal business day of the Company, the anniversary shall be deemed to occur on the next ensuing normal business day of the Company.

          5.  Manner of Exercise.
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          (a) Option Rights may be exercised on or after the applicable exercise date and prior to the expiration date (or earlier termination or cancellation date) at any time, and may be exercised in whole or in part as to the shares of Common Stock then available for purchase.

          (b) Option Rights may be exercised only to acquire whole shares of Common Stock. No fractional shares shall be issued, and an exercise that would otherwise result in the issuance of fractional shares shall be disregarded to the extent of the fraction.

          (c) Option Rights shall be exercised by delivery to the Committee (or its designee), in person or by certified mail, return receipt requested, the following:

          (i) A written notice containing a reference to this Agreement and a statement of the number of shares of Common Stock with respect to which Option Rights are being exercised.

          (ii) Subject to the approval of the Committee, cash in an amount equal to the purchase price for such shares, or shares of Common Stock having an aggregate fair market value, as of the date of exercise, equal to such purchase price, or a combination of cash and shares of Common Stock (which shares, if originally acquired from the Company

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shall have been held by the Optionee for at least six months). To the extent the
Common Stock is publicly traded, payment may also be made by means of broker-assisted cashless exercise.

          (iii)  Such additional documents as the Committee may require.

          6.  Termination or Resignation of Employment.  Following the
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Optionee's termination or resignation of employment with the Company or one of its subsidiaries (other than by reason of the Optionee's death or disability, the Optionee may exercise Option Rights granted under this Agreement, to the extent the Optionee is entitled to do so on the date of exercise, for a period that ends 30 days after the date of the Optionee's termination of employment. Following the Optionee's termination of employment with the Company or one of its subsidiaries as a result of the Optionee's death or disability, the Optionee (or the Optionee's legal representative) may exercise Option Rights granted under this Agreement, to the extent the Optionee is entitled to do so on the date of termination, for a period of 12 months following the date of the Optionee's termination of employment. Notwithstanding the foregoing of this Paragraph 6, no Option Rights granted under this Agreement may be exercised later than the expiration date described in Paragraph 3.

          7.  Assignment or Transfer.  Option Rights granted pursuant to this
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Agreement shall be exercisable only by the Optionee (or the Optionee's duly appointed guardian or legal representative) during the Optionee's lifetime and may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any other way, except by will or the laws of descent and distribution, and shall not be subject to execution, attachment, garnishment or similar process. All unexercised Option Rights granted under this Agreement shall be canceled automatically upon any such assignment, transfer, attachment, etc. The foregoing shall not preclude the exercise of Option Rights after the Optionee's death.


          8.  Confidentiality.
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          (a) The Optionee acknowledges that the Company and its subsidiaries have acquired and developed and will continue to acquire and develop techniques, plans, processes, computer programs, equipment, and lists of customers and their particular requirements that may pertain to Company-and / or subsidiary related services and equipment, and related trade secrets, know-how, research and development, which are proprietary and confidential in nature and are and will continue to be of unique value to the Company and its business and its subsidiaries and their businesses (all referred to as "Confidential Information"). All Confidential Information known or in the possession of the Optionee shall be kept and maintained by him/her as confidential and proprietary to the Company and its subsidiaries.

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          (b) The Optionee shall not (i) disclose any Confidential Information at any time directly or indirectly, in any manner to any person or firm, except to other employees of the Company or its subsidiaries on a "need to know" basis, or (ii) solicit any officer, director, employee or agent of the Company or any affiliate of the Company to become an officer, director, employee or agent of the Optionee, his/her respective affiliates or anyone else.

          (c) Upon termination of his/her employment for any reason, the Optionee shall without demand therefore deliver to the Company or the relevant subsidiary all Confidential Information in his/her possession. The obligations of this Paragraph 8 shall survive the termination of this Agreement indefinitely.

          (d) The Optionee acknowledges that his/her services are unique and extraordinary and are not readily replaceable, and hereby expressly agrees that, in the event of a violation of the confidentiality covenant set forth in this Paragraph 8, the Company and its affiliates will be irreparably harmed and the remedy of damages or other remedy at law will be inadequate. Therefore, the Optionee agrees that, in the event of a threatened or actual violation of the confidentiality covenant, the Company shall be entitled to obtain from any court of competent jurisdiction, an injunction restraining the Optionee from committing the violation, without the necessity of proving actual damage and in addition to any other relief available under this Agreement or at law.

          (e) The Company and the Optionee believe that the covenants of this Paragraph 8 are reasonable. However, if at any time it shall be determined by any court of competent jurisdiction that this Paragraph 8 or any portion of it as written, is unenforceable because the restrictions are unreasonable, the Company and the Optionee agree that such portions as shall have been determined to be unreasonably restrictive shall be deemed so amended as to make such restrictions reasonable in the determination of such court, and the covenants, as so modified, shall be enforceable to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

          9.  No Right To Continued Employment.  This Agreement shall not confer
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upon the Optionee any right to continued employment with the Company or any of its subsidiaries nor shall it interfere, in any way, with the right of the Company to modify the Optionee's compensation, duties, and responsibilities, or the Company's authority to terminate the Optionee's employment.

          10.  No Rights as a Shareholder.  The granting of Option Rights shall
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not confer upon the Optionee any rights as an owner of shares of Common Stock until the Optionee exercises Option Rights and the Company issues stock certificate(s) to the Optionee.

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          11.  Withholding.  The Company shall have the right to deduct any sums
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that federal, state or local tax laws require to be withheld upon the grant or exercise of Option Rights. In the alternative, the Committee may require as a condition to either granting Option Rights or issuing shares of Common Stock that the Optionee (or other person exercising Option Rights) pay to the Company for deposit with the appropriate taxing authority, any amounts that federal, state or local tax laws require to be withheld.

          12.  Notices.  All notices and communications under this Agreement
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shall be in writing and shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the residence of the Optionee and to the principal office of the Company, or such other address as may be designated by the Company or the Optionee. Notice shall be deemed given upon personal delivery or upon receipt.

          13.  Successors and Assigns.  This Agreement shall be binding upon and
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shall inure to the benefit of the successors and assigns of the Company, and the heirs, successors and assigns of the Optionee.

          14.    Governing Law.  This Agreement shall be construed in accordance
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with the laws of the State of New York.  The Optionee agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee with respect to any questions that may arise under the Plan and this Agreement.

          15.  Acknowledgments by Optionee.  Optionee acknowledges that he has
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been advised, and that he/she understands, that:

          (a) Option Rights and any shares issued pursuant to the exercise of Option Rights have not been registered under the Securities Act of 1933;

          (b) the grant of Option Rights and the issuance of any shares pursuant to the exercise of Option Rights may be subject to, or may become subject to, applicable reporting, disclosure and holding period restrictions imposed by Rule 144 under the Securities Act of 1933 ("Rule 144") and Section 16 of the Securities Exchange Act of 1934 ("Section 16");

          (c) pursuant to Rule 144, Optionee may have to hold any shares issued for a period of one year from the option exercise date; and

          (d) shares acquired could be subject to Section 16(a) reporting requirements as well as the short swing trading prohibition contained in Section 16(b) which precludes any profit taking with respect to any stock transactions which occur within any six-month period. The Optionee further acknowledges receipt of a copy of the Plan.

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          The Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has executed this Agreement, both as of the day and year first written above.

                              PAETEC CORP.


                              By:__________________________

                              Title:_________________________

                              OPTIONEE


                              _____________________________
                              Employee Name

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